EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-252736 and 333-264766) on Form S-8 and the registration statement (No. 333-281267) on Form S-3 of our report dated March 3, 2025, with respect to the consolidated financial statements and financial statement schedule II of California Resources Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Los Angeles, California
March 3, 2025